EXHIBIT 99.1

nDivision Inc. Reports Results for the Second Quarter 2020

DALLAS / ACCESSWIRE / August 18, 2020 / nDivision Inc. (OTCQB: NDVN), the experts in using “digital labor” to reduce costs and increase service levels, today announced its financial and business results for the six months ended June 30, 2020.

Key Highlights

•	Strong Balance Sheet with $1,746,749 in cash

•	11.6% year over year revenue growth

•	30% reduction in net losses

•	67% improvement in EBITDA

•	500% improvement in Adjusted EBITDA

2020 Financial Highlights and Outlook

	Selected Financial Results

	June 30,	June 30,
	2020	2019
Revenue	$3,169,946	$2,841,230
Gross Profit	$1,138,819	$1,001,544
Net Loss	$(353,129)	$(506,602)
Net Cash Provided by (used in) Operating Activities	$(554,447)	$112,387
EBITDA	$(68,316)	$(204,118)
Adjusted EBITDA*	$216,126	$35,912
Adjusted Run Rate EBITDA*	$165,723	$(284,720)

Revenues increased by $328,716 or 12% compared with the same period last year. Approximately $1,200,000 was from new customers. This was offset by approximately $622,000 loss of customers and a decrease of approximately $385,000 of non-recurring revenue. The loss of customers was largely based on one contract that didn’t renew because the customer changed to a new core software application and that vendor also managed the new solution.The decrease in non-recurring revenue primarily related to the fact that the prior year comparison included a large onboarding for a substantial Managed Services contract.

Cost of revenue increased by $191,441 or 10% compared with the same period last year. The increase was related to the addition of two service employees in the second quarter of 2020 to support recurring contracts and additional direct expenses incurred. This was offset by the decrease in depreciation for fully depreciated assets.

Operating expenses decreased by $42,555 or 3% compared with the same period last year. The primary difference was the decrease of operating employee compensation and operating personnel. The Company’s management is continuing to control operating expenses while also implementing management growth strategies.

1

At June 30, 2020, the Company had cash of $1,746,749 or a decrease of $10,946 from the December 31, 2019. Cash flow used in operating activities was $554,447 for the six months ended June 30, 2020. The decrease is primarily related to the prepayment in 2019 of 2020 fees (reflected as deferred revenue) by certain customers. At June 30, 2020 and December 31, 2019 deferred revenue was $1,235,167 and $1,977,825, respectively.

There has been some adverse impact to nDivision’s revenues during the second quarter as a result of the Coronavirus pandemic.It is not clear how much further impact the Coronavirus pandemic and potential recession will have, however, it is encouraging that nDivision has been able to win some new business and it is cautiously optimistic that it can make up for the remaining lost revenues before the end of the 2020 fiscal year.

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

2020 Financial Highlights and Key Metrics

The Company uses the above-mentioned non-GAAP financial measure, Adjusted Run Rate EBITDA*, as its primary indicator of financial performance and intrinsic financial health. Adjusted Run Rate EBITDA* is calculated using contracted recurring revenues less Cost of Goods Sold (COGS) and known customer attrition. The metric excludes professional services, other income, and sales and marketing costs, other than long-term customer acquisition referral fees. The metric does not include sales forecasts or anticipated new business wins. The reconciliations of non-GAAP Adjusted EBITDA* and Adjusted Run Rate EBITDA* to GAAP net income (net loss) are provided in schedules that are a part of this press release in the section titled Use of Non-GAAP Financial Measures. Using this methodology, the company is able to project key performance metrics, including Adjusted Run Rate EBITDA* through the second quarter of 2021.

	Projected Key Metrics Through June 30, 2021

	Three Months Ending
	Sept. 30,	Dec. 31,	March 31,	June 30,
	2020	2020	2021	2021
Adjusted EBITDA*	$46,305	$46,305	$46,305	$46,305
Non-Recurring Revenue	$(47,403)	$(47,403)	$(47,403)	$(47,403)
Customer Acquisition Costs	$12,978	$12,978	$12,978	$12,978
Estimated Backlog of Recurring Services
Contracted Recurring Revenue Not Yet Billed, Less Attrition	$(257,821)	$(228,277)	$(228,277)	$(228,277)
Estimated Recurring Cost of Services Not Yet Incurred	$106,200	$96,600	$96,600	$96,600
Adjusted Run Rate EBITDA*	$(139,741)	$(119,797)	$(119,797)	$(119,797)

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

"We are pleased with how the Company’s business model is holding up during the Coronavirus pandemic and broader economic uncertainty. Our recurring revenue strategy is proving to be very robust, with not a lot of attrition other than for external events such as the pandemic or customer organizational changes like a new CIO, acquisition or major change IT strategy” said Alan Hixon, Chairman and CEO of nDivision. “We believe that some of the sales opportunities that were put on hold as a result of the pandemic are starting to move forward again.” continued Hixon.

2

Business Strategy Highlights

nDivision has made significant progress in evolving towards IPsoft’s state-of-the-art platforms, 1Desk, 1RPA and Amelia, and is anticipating beginning migrations from IPcenter towards the end of 2020.The latest IPsoft platforms allow nDivision to support newer technologies and will speed up time to value for our customers. Additionally, nDivision has begun developing its own Intellectual Property to supplement the IPsoft platforms in areas like customer reporting & task execution, user experience and data integration & ingestion.

nDivision has also strengthened its partnership with Microsoft and is formulating a number of new initiatives that it expects to bear fruit during 2021.

About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision’s services are valuable for any industry and are being provided to customers in multiple segments. The Company supports approximately 100 customers across 45 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 70% and 80% of all incidents, across the datacenter and network for its midmarket and large enterprise customers. More information can be found at www.ndivision.com.

Investor Relations:

Brad Wiggins

214-272-2148

bwiggins@ndivision.com

Use of Non-GAAP Financial Measures

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP, as reflected in the Form 10Q filed with the SEC for the respective periods, should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

3

The aforementioned 2020 Fiscal Quarterly Highlights should be read in conjunction with all of the financial and other information included in the Company’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in the schedules below:

	Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
	For the Quarters Ended Through June 30, 2020

	June 30,	Sept. 30,	Dec. 31,	March 31,	June 30,
	2019	2019	2019	2020	2020
Revenue	$1,385,303	$1,416,432	$1,615,105	$1,666,889	$1,503,057
Gross profit	$460,215	$443,196	$633,831	$646,738	$492,081
Net loss	$(341,530)	$(337,685)	$(135,938)	$(119,262)	$(233,867)
Net cash (used in) provided by operating activities	$4,293	$110,911	$1,829,618	$(198,893)	$(355,554)
Interest	$13,544	$18,891	$29,726	$30,047	$28,750
Tax	$-	$-	$-	$-	$-
Depreciation and amortization	$134,633	$127,468	$113,630	$113,239	$112,777
EBITDA	$(193,353)	$(191,326)	$7,418	$24,024	$(92,340)
Stock compensation	$156,466	$149,436	$145,796	$145,797	$138,645
Other non-cash expenses or gains	$-	$-	$-	$-	$-
Change in contingent liability	$-	$-	$-	$-	$-
Adjusted EBITDA	$(36,887)	$(41,890)	$153,214	$169,821	$46,305
Non recurring revenue	$(216,917)	$(215,591)	$(263,197)	$(60,872)	$(47,403)
Customer acquisition costs	$83,657	$84,862	$53,488	$44,893	$12,978
Net contracted; recurring revenue not yet billed	N/A	N/A	N/A	N/A	N/A
Estimated, recurring cost of services not yet incurred	N/A	N/A	N/A	N/A	N/A
Adjusted Run Rate EBITDA	$(170,146)	$(172,620)	$(56,495)	$153,843	$11,880

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in the Company’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

4

EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA minus non-cash expense not eliminated in the EBITDA calculation, such as stock compensation and other non-routine expenses such gain or loss on changes on contingent consideration.

We define "Adjusted Run Rate EBITDA" as Adjusted EBITDA (i) less Non-Recurring Revenue, (ii) adding back Customer Acquisition Costs, (iii) plus Net Contracted, Recurring Revenue not yet billed and (iv) less estimated, Recurring Cost of Services not yet incurred.

Non-Recurring Revenue is defined as professional service revenue.

Customer Acquisition Costs is defined as those sales expenses incurred by the Company for new sales, including payroll costs, commission expenses, travel expense and miscellaneous sales expense.

Net Contracted, Recurring Revenue not yet billed is defined as the estimated revenue from recurring contracts that are in the implementation phase and have not begun monthly recurring billing, minus those contracts that are terminating and not expected to renew.

Recurring Cost of Services not yet incurred is defined as the estimated incremental expenses related to the Net Contracted, Recurring Revenue not yet billed.

We believe that the presentation of these Key Performance Indicators (“KPI”) provides information useful to investors in assessing our liquidity and financial condition and results of operations and that these KPI’s are also useful to investors as a financial indicator of a company's ability to incur and service debt, pay dividends and fund capital expenditures. These KPI’s are supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the performance of the Company.

Cautionary Statements Regarding Forward-Looking Information:

This earnings news release issued by nDivision Inc. ("nDivision" or “nD”) is for informational purposes only and shall not constitute an offer to buy, sell, issue or subscribe for, or the solicitation of an offer to buy, sell or issue, or subscribe for any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The information contained herein is subject to change without notice and is based on publicly available information, internally developed data and other sources. Where any opinion or belief is expressed in this news release, it is based on the assumptions and limitations mentioned herein, and is an expression of present opinion or belief only.

5

This news release should not be construed as legal, financial or tax advice to any individual, as each individual’s circumstances are different. Readers should consult with their own professional advisors regarding their particular circumstances.

This news release includes forward-looking information and forward-looking statements within the meaning of applicable Canadian and United States securities laws. Statements containing the words “believe”, “expect”, “intend”, “should”, “seek”, “anticipate”, “will”, “positioned”, “project”, “risk”, “plan”, “may”, “estimate” or, in each case, their negative and words of similar meaning are intended to identify forward-looking information. Forward-looking information involves risks and uncertainties including, but not limited to, the nD’s anticipated business strategies, anticipated trends in nD’s business and anticipated market share, factors that could cause actual results or events to differ materially from those expressed or implied by the forward-looking information, general business, economic and competitive uncertainties, regulatory risks, risks associated with acquisitions and expansion, risks inherent in the information technology (IT) and internet sectors, other general risks of the IT industry as well as those risk factors disclosed elsewhere below.

Such statements are based upon the current beliefs and expectations of nD’s management and are subject to significant business, social, economic, political, regulatory, competitive and other risks, uncertainties, contingencies and other factors. Many assumptions are based on factors and events that are not within the control of nD. Actual future results may differ materially from historical results or current expectations. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking information contained in this news release, those results or developments may not be indicative of results or developments in subsequent periods.

Although nD has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this news release is based on nD’s current estimates, expectations and projections, which nD believes are reasonable as of the current date. nD can give no assurance that these estimates, expectations and projections will prove to have been correct. You should not place undue reliance on forward-looking information, which is based on the information available as of the date of this news release. Forward-looking information contained in this news release is as of the date of this news release and, except as require by applicable law, nD assumes no obligation to update or revise them to reflect new events or circumstances.

Historical statements should not be taken as assurance that such trends will be replicated in the future. No statement in this news release is intended to be nor may be construed as a profit forecast. To the extent any forward-looking information in this news release constitutes “future-oriented financial information” or “ﬁnancial outlooks” within the meaning of applicable securities laws, such information is being provided to demonstrate the anticipated market penetration and the reader is cautioned that this information may not be appropriate for any other purpose, and the reader should not place undue reliance on such future-oriented ﬁnancial information and ﬁnancial outlooks. Future-oriented ﬁnancial information and ﬁnancial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out above under the heading “Cautionary Note Regarding Forward Looking Statements”. nDivision’s actual ﬁnancial position and results of operations may differ materially from management’s current expectations and, as a result, nD’s revenue and expenses may differ materially from the revenue and expense proﬁles provided in this news release. Such information is presented for illustrative purposes only and may not be an indication of nDivision’s actual ﬁnancial position or operating results.

6